   As filed with the Securities and Exchange Commission on December 22, 1994

                                                 Registration No.
                                                                  ------------
==============================================================================

                      SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, DC 20549

                             -------------------

                                   FORM S-8

           REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       AIR PRODUCTS AND CHEMICALS, INC.
- ------------------------------------------------------------------------------
            (Exact Name of Registrant as Specified in Its Charter)

                                   Delaware
- ------------------------------------------------------------------------------
        (State or Other Jurisdiction of Incorporation or Organization)


                                  23-1274455
- ------------------------------------------------------------------------------
                     (I.R.S. Employer Identification No.)


         7201 Hamilton Boulevard, Allentown, Pennsylvania 18195-1501
- ------------------------------------------------------------------------------
         (Address of Principal Executive Offices)         (Zip Code)

          Air Products and Chemicals, Inc. Long-Term Incentive Plan
                      and 1990 Long-Term Incentive Plan
- ------------------------------------------------------------------------------
                            (Full Title of the Plan)


        James H. Agger, Vice President, General Counsel and Secretary
          Air Products and Chemicals, Inc., 7201 Hamilton Boulevard,
                           Allentown, PA 18195-1501
- ------------------------------------------------------------------------------
                    (Name and Address of Agent for Service)


                                 215-481-4911
- ------------------------------------------------------------------------------
        (Telephone Number, Including Area Code, of Agent for Service)


                                      CALCULATION OF REGISTRATION FEE
====================================================================================================================

                                                  Proposed maximum
     Title of securities       Amount to be       offering price per       Proposed aggregate       Amount of
     to be registered          registered         share                    offering price           registration fee
- --------------------------------------------------------------------------------------------------------------------
     Common Stock,
     par value $1
- --------------------------------------------------------------------------------------------------------------------
        1988                     387,333               $17.60               $ 6,817,060.80            $ 2,350.71
- --------------------------------------------------------------------------------------------------------------------
        1989                     615,676               $20.82               $12,818,374.32            $ 4,420.13
- --------------------------------------------------------------------------------------------------------------------
        1990                     582,248               $22.82               $13,286,899.36            $ 4,581.69
- --------------------------------------------------------------------------------------------------------------------
                                  23,840               $27.28               $   650,355.20            $   224.26
- --------------------------------------------------------------------------------------------------------------------
        1991                     663,018               $23.22               $15,395,277.96            $ 5,308.72
- --------------------------------------------------------------------------------------------------------------------
                                   6,200               $30.94               $   191,828.00            $    66.15
- --------------------------------------------------------------------------------------------------------------------
        1992                     725,931               $33.85               $24,572,764.35            $ 8,473.37
- --------------------------------------------------------------------------------------------------------------------
        1993                     381,779               $44.38               $16,943,352.02            $ 5,842.54
- --------------------------------------------------------------------------------------------------------------------
        1994                     218,228               $39.13               $ 8,539,261.64            $ 2,944.57
- --------------------------------------------------------------------------------------------------------------------
     TOTAL                     3,604,253                                    $99,215,173.65            $34,212.13
====================================================================================================================


Air Products and Chemicals, Inc. (the "Company"), by the filing of this Registration Statement, hereby registers additional shares of common stock of the Company, for distribution pursuant to the Long-Term Incentive Plan and the 1990 Long-Term Incentive Plan (the "Plans"). These are securities of the same class as the securities registered on Form S-8, Registration Statement No. 33-45354 for distribution pursuant to the Plans. Accordingly, the contents of Registration Statement No. 33-45354 are incorporated herein by reference.


                                    EXHIBITS

23.      Consent of Arthur Andersen LLP.

24. Power of Attorney. (Filed as Exhibit 24 to the Company's Form S-8 Registration Statement filed December 22, 1994 to register shares under the Company's Retirement Savings and Stock Ownership Plan.)*


                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Allentown, State of Pennsylvania, on this 21st day of December, 1994.

                                            AIR PRODUCTS AND CHEMICALS, INC.
                                            (Registrant)



                                            By: /s/ James H. Agger
                                                -------------------------------
                                                James H. Agger**
                                                Vice President, General Counsel
                                                and Secretary






- ------------------
 * Previously filed as indicated and incorporated herein by reference. Exhibits incorporated by reference should be located in SEC File No. 1-4534. ** James H. Agger, Vice President, General Counsel and Secretary, by signing his name hereto, signs this registration statement on behalf of the registrant and, for each of the persons indicated by asterisk on pages 3 and 4 hereof, pursuant to a power of attorney duly executed by such persons which is filed with the Securities and Exchange Commission.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.


      Signature                                       Title                             Date
      ---------                                       -----                             ----
/s/ Harold A. Wagner                      Director, Chairman of the Board          December 21, 1994
- -----------------------                   and Chief Executive Officer
    Harold A. Wagner                      (Principal Executive Officer)


/s/ Gerald A. White                       Senior Vice President - Finance          December 21, 1994
- -----------------------                   (Principal Executive Officer
    Gerald A. White


/s/ Paul E. Huck                          Corporate Controller                     December 21, 1994
- -----------------------                   (Principal Accounting Officer)
    Paul E. Huck


           *                              Director                                 December 21, 1994
- -----------------------
    Dexter F. Baker


           *                              Director                                 December 21, 1994
- -----------------------
    Tom H. Barrett



           *                              Director                                 December 21, 1994
- -----------------------
  L. Paul Bremer, III



           *                              Director                                 December 21, 1994
- -----------------------
    Will M. Caldwell



           *                              Director                                 December 21, 1994
- -----------------------
     Robert Cizik



           *                              Director                                 December 21, 1994
- -----------------------
     Ruth M. Davis



           *                              Director                                 December 21, 1994
- -----------------------
     Robert F. Dee

        Signature                           Title                                        Date
        ---------                           -----                                        ----
           *                               Director                                 December 21, 1994
- -----------------------
  Terry R. Lautenbach


           *                               Director                                 December 21, 1994
- -----------------------
    Walter F. Raab



           *                               Director                                 December 21, 1994
- -----------------------
     Judith Rodin



           *                               Director                                 December 21, 1994
- -----------------------
     Takeo Shiina



           *                               Director                                 December 21, 1994
- -----------------------
  Lawrason D. Thomas


                               INDEX TO EXHIBITS



23.      Consent of Arthur Andersen LLP

24. Power of Attorney. (Filed as Exhibit 24 to the Company's Form S-8 Registration Statement filed December 22, 1994 to register shares under the Company's Retirement Savings and Stock Ownership Plan).*



- -------------
* Previously filed as indicated and incorporated herein by reference. Exhibits incorporated by reference should be located in SEC File No. 1-4534.